ADDENDUM TO CONVERTIBLE DEBENTURE AND
                        WARRANT TO PURCHASE COMMON STOCK

This Addendum to Convertible Debenture and Warrant to Purchase Common Stock ("Addendum") is entered into as of the 29th day of October 2004 by and between Radix Marine, Inc., a Nevada corporation ("Radix"), and La Jolla Cove Investors, Inc., a California corporation ("LJCI").

WHEREAS, Radix and LJCI are parties to that certain 7 3/4 % Convertible Debenture dated as of March 17, 2004 ("Debenture"); and

WHEREAS, Radix and LJCI are parties to that certain Warrant to Purchase Common Stock dated as of March 17, 2004 ("Warrant"); and

WHEREAS, Radix has requested that LJCI increase its Debenture conversions and Warrant exercises by reinstating the requirement for minimum monthly Debenture conversions and Warrant exercises; and

WHEREAS, the parties desire to amend the Debenture and Warrant in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Radix and LJCI agree as follows:

1. All terms used herein and not otherwise defined herein shall have the definitions set forth in the Debenture.

2. Section 4 of the June 24, 2004 Addendum to Convertible Debenture and Warrant to Purchase Common Stock between Radix and LJCI is hereby cancelled.

3. The 20 Trading Days period set forth in section 3.1(a) of the Debenture is changed to 45 Trading Days for all Common Shares obtained under registration statements filed after the date hereof.

4. Beginning in the next full month after the next Registration Statement containing Common Shares for LJCI is declared effective, LJCI will use prepaid Warrant credits for no more than 50% of the remaining Warrant exercises for the month until the prepaid Warrant credits have been fully utilized.

5. The terms of this Addendum shall be null and void if Radix does not include at least 170,000,000 shares of common stock on behalf of LJCI in the next Registration Statement.

6. Except as specifically amended herein, all other terms and conditions of the Debenture and Warrant shall remain in full force and effect.

IN WINESS WHEREOF, Radix and LJCI have caused this Addendum to be signed by its duly authorized officers on the date first set forth above.

Radix Marine, Inc.                            La Jolla Cove Investors, Inc.

By: __________________________                By: __________________________

Name: _______________________                 Name: ________________________

Title: ________________________               Title: _________________________


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